UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

1675 Broadway, Suite 1950
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On October 5, 2010, Resolute Natural Resources Company, LLC, a wholly-owned subsidiary of Resolute Energy Corporation (the “Company”), entered into Amendment No. 3 (the “Amendment”) to the Product Sale and Purchase Contract dated July 1, 2007 (the “Contract”) with Kinder Morgan CO2 Company, L.P. (“Kinder Morgan”). The Contract provides the Company with its principal source of CO2, a crucial component for development of its properties in Aneth Field. The Amendment, which was made effective from September 1, 2010 (i) extends the term of the Contract from December 31, 2016 to December 31, 2020, (ii) increases overall volumes of CO2 available for purchase by the Company and increases the volume of CO2 committed to be purchased by the Company to an aggregate of approximately 176.5 Bcf over the term of the Contract, and (iii) reduces the price of CO2 to the Company. In addition, the Amendment gives the Company greater flexibility to adjust annual volumes of CO2 purchased to match requirement levels as they vary from time to time.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     Exhibit 99.1 Amendment No. 3 to Product Sale and Purchase Contract Dated July 1, 2007 by and between Resolute Natural Resources Company, LLC and Kinder Morgan CO2 Company, L.P.**

**	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone James M. Piccone
President

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